                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

                        [ ] Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              STARBASE CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                                   and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

June 20, 2002



Dear Fellow Stockholder,

I cordially invite you to attend a very important special meeting of stockholders of Starbase Corporation, to be held at the Marriott Newport Beach Hotel & Tennis Club, 900 Newport Center Drive, Newport Beach, California on Monday, July 29, 2002 at 10:00 a.m. Pacific Daylight Time.

At the meeting you will be asked to vote on two proposals that are explained in detail in the accompanying proxy material. The approval of these proposals will have significant effect on our company. Your board of directors has carefully considered these proposals and has unanimously recommended that you vote in favor of them.

Regardless of how many shares you own, your vote is important.

We urge all stockholders to take this opportunity to participate by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

If you have any questions regarding the enclosed materials or the process for voting at the special meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885.

Thank you for your support. We hope to see you at the meeting.


                                        Sincerely,


                                        /s/ JIM HARRER
                                        Jim Harrer
                                        Chief Executive Officer and President

                                      LOGO
                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                                 (714) 445-4400

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 2002

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Starbase Corporation, a Delaware corporation, will be held at the at the Marriott Newport Beach Hotel & Tennis Club, 900 Newport Center Drive, Newport Beach, CA 92660 at 10:00 a.m. local time, on Monday, July 29, 2002 to consider and act on the following:

     1. To authorize and approve an amendment to Starbase's Certificate of Incorporation to effect a reverse stock split of all shares of Starbase's common stock pursuant to which ten shares of Starbase's common stock would be combined into one share of its common stock.

     2. To approve the issuance of Starbase's securities pursuant to a Purchase Agreement dated as of May 22, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of common stock of record at the close of business on June 14, 2002 will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but want the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person if you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

                                          For the Board of Directors

                                          -s- DOUGLAS S. NORMAN

                                          Douglas S. Norman
                                          Secretary

Dated: June 20, 2002

                                      LOGO
                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                                 (714) 445-4400

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Starbase Corporation to be voted at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, July 29, 2002 at the Marriott Newport Beach Hotel & Tennis Club, and at any adjournment or adjournments thereof (the "special meeting") for the purposes set forth in the accompanying Notice of the Special Meeting of Stockholders.

     The mailing address of the principal executive offices of Starbase is 4 Hutton Centre Drive, Suite 800, Santa Ana, CA 92707-8713 (telephone number (714) 445-4400). The enclosed proxy and this proxy statement are being first sent to shareholders of Starbase on or about June 20, 2002.

     The Board of Directors has fixed the close of business on June 14, 2002 as the record date for the determination of shareholders of Starbase entitled to receive notice of, and vote at, the special meeting. At the close of business on the record date, an aggregate of 87,371,444 shares of common stock, par value $.01 per share, of Starbase (the "common stock") were issued and outstanding and entitled to one vote on each matter to be voted upon at the special meeting.

                               PROXIES AND VOTING

     Unless a contrary direction is indicated, a properly executed proxy form will be voted "FOR" the adoption of proposals 1 and 2. The management of Starbase is not aware of any business to be acted upon at this meeting other than as is described in this proxy statement, but in the event any other business should properly come before the meeting, the proxy holders (as indicated on the proxy form) will vote the proxies according to their judgment as to the best interests of Starbase. The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the meeting in determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "AGAINST" a matter presented at the meeting. Proxies submitted that are voted to "ABSTAIN" with respect to any matter will be considered cast with respect to that matter. Proxies subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

     Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised, by written notification delivered to the Secretary of Starbase, by voting in person at the special meeting, or by executing another proxy bearing a later date.

     Proxies will be solicited by mail. Officers and regular employees of Starbase may also solicit them personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Starbase may use the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies. Starbase estimates that the fee for such services should not exceed approximately $45,000. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of common stock. The costs of soliciting proxies will be borne by Starbase.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding beneficial ownership of outstanding Starbase common stock as of May 31, 2002, except as otherwise indicated, by: (1) each person or group that beneficially owns more than 5% of the outstanding shares of common stock; (2) each of the chief executive officer and Starbase's four most highly compensated executive officers other than the chief executive officer for the year ended March 31, 2002; (3) each of Starbase's directors; and (4) all executive officers and directors as a group. The shares shown as beneficially owned by all directors and executive officers as a group include shares beneficially owned by persons who joined Starbase or otherwise became executive officers during fiscal 2003 (i.e., the year ending March 31, 2003) prior to May 31, 2002. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

                                                     NUMBER OF          PERCENTAGE OF
                      NAME(1)                         SHARES            COMMON STOCK
                      -------                        ---------          -------------
William R. Stow III................................  1,249,273(2)            1.4%
Karen Bennett(3)...................................     56,249(4)              *
Donald R. Farrow...................................    498,516(5)              *
Douglas S. Norman..................................    245,273(6)              *
James H. Smith.....................................    450,221(7)              *
Frank R. Caccamo(8)................................    160,624(4)              *
Daniel P. Ginns....................................    354,324(9)              *
James A. Harrer....................................    405,782(10)             *
Phillip E. Pearce..................................    210,624(4)              *
John R. Snedegar...................................    240,567(11)             *
Barry W. Sullivan..................................    160,624(12)             *
Total: All directors and executive officers (15
  persons).........................................  4,354,262(13)           4.8%

---------------
  *  Less than 1%.

 (1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The address of each person named in the above table is in care of Starbase Corporation, 4 Hutton Centre Drive, Suite 800 Santa Ana, CA 92707-8713.

 (2) Includes 33,882 shares of common stock held by Mr. Stow. Also includes 573,119 shares of common stock held by Mr. Stow as trustee of the Stow Family Trust, of which 568,124 shares are subject to a Performance Escrow Agreement. Also includes 572,163 shares of common stock and 70,109 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002 by Mr. Stow and Mrs. Stow, respectively. Mr. Stow disclaims beneficial ownership of the shares exercisable by Mrs. Stow.

 (3) Ms. Bennett's employment with Starbase terminated as of June 3, 2002.

 (4) Represents shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

 (5) Includes 15,000 shares of common stock held by Mr. Farrow. Also includes 483,516 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

 (6) Includes 25,421 shares of common stock held by Mr. Norman of which 13,786 shares are subject to a Performance Escrow Agreement. Also includes 219,852 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

 (7) Includes 6,847 shares of common stock held by Mr. Smith. Also includes 443,374 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

 (8) Resigned from the Board of Directors in May 2002.

 (9) Includes 163,200 shares of common stock held by Mr. Ginns and 5,500 shares of common stock held by Mrs. Ginns. Also includes 185,624 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

(10) Includes 128,700 shares of common stock held by Mr. Harrer. Also includes 277,082 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

(11) Includes 13,753 shares of common stock held by Mr. Snedegar, 1,191 shares of common stock held by Mr. Snedegar as trustee for the Snedegar Revocable Living Trust and 1,667 shares held by Norexco Petroleum of which Mr. Snedegar is President. Also includes 223,956 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

(12) Includes 7,000 shares of common stock held by Mr. Sullivan. Also includes 153,624 shares of common stock issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

(13) Includes a total of 1,057,223 shares of common stock and 3,297,039 shares of common stock issuable upon exercise of stock options held by all directors and executive officers of the Company as a group that are currently exercisable or will become exercisable within 60 days after May 31, 2002.

--------------------------------------------------------------------------------
                               PROPOSAL NUMBER 1

TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK
                        SPLIT OF STARBASE'S COMMON STOCK
--------------------------------------------------------------------------------

     The Board of Directors of Starbase has unanimously adopted resolutions to approve, and to submit to stockholders for approval, a reverse stock split of Starbase's outstanding shares of common stock, $.01 par value ("Old common stock"), on the basis of combining ten shares of Old common stock into one share of new common stock. Subject to the approval of stockholders, the foregoing action would be effected by an amendment to Starbase's Certificate of Incorporation (the "Certificate of Amendment"). Starbase has decided not to reduce the authorized number of shares of common stock so that it will continue to have an adequate number of shares available for future issuance, as required.

     The form of the proposed Certificate of Amendment to effect the reverse stock split is attached this Proxy Statement as Appendix A. Assuming adoption of the proposed amendment, a Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware as promptly as practicable following stockholder approval at the special meeting. The amendment and the proposed reverse stock split would become effective as of the date of such filing.

GENERAL

     Starbase is presently authorized to issue 150,000,000 shares of Old common stock, of which 87,371,444 shares were outstanding, no shares were held in treasury and 27,045,511 shares were reserved for issuance at May 31, 2002. If this Proposal 1 were approved, Starbase would have 150,000,000 shares of common stock, $.01 par value ("New common stock"), authorized, of which, as of May 31, 2002, approximately 8,737,144 shares would have been outstanding, and 2,704,551 shares would have been reserved for issuance.

     In addition to common stock, the Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). At May 31, 2002, there were no shares of Preferred Stock issued and outstanding and 10,000,000 shares of Preferred Stock were available for future issuance. The authorized and outstanding number of shares of Preferred Stock, the par value thereof and the number of shares of Preferred Stock available for future issuance will not change as a result of approval of this Proposal 1.

PRINCIPAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

     Based upon the 87,371,444 shares of Old common stock outstanding on May 31, 2002, the proposed one-for-ten reverse stock split would decrease the outstanding shares of common stock by 90%, and immediately thereafter 8,737,144 shares of New common stock would be outstanding. The proposed reverse stock split will not affect any common stockholder's proportionate equity interest in Starbase, subject to the provisions relating to the elimination of fractional shares as described below.

     At May 31, 2002, there were outstanding options to purchase an aggregate of 23,208,528 shares of Old common stock under Starbase's stock option plans and an aggregate of 958,877 shares were available for grant under Starbase's stock option plans. Starbase has reserved 24,167,405 shares for issuance upon the exercise of the granted options and upon exercise of options that may be granted in the future. Starbase's stock option plans provide for automatic adjustment in the event of a reverse stock split so that the amount of shares issuable upon exercise of outstanding options, the number of shares available for grant and the number of shares reserved for issuance will be reduced to one-tenth of the amount issuable prior to the effective date of the reverse stock split, and the exercise prices of the granted options would become ten times the present exercise prices.

     At May 31, 2002, there were outstanding warrants to purchase an aggregate of 3,836,983 shares of Old common stock and 3,836,983 shares of Old common stock were reserved for issuance at such date for the warrants. The provisions of the relevant instruments pursuant to which the warrants were issued provide for automatic adjustment in the event of a reverse stock split so that the amount of shares issuable upon exercise of the warrants will be reduced to one-tenth of the amount issuable prior to the effective date of the reverse stock split, and the exercise prices will become ten times the present exercise price. Accordingly, 383,698 shares of New common stock will be reserved for issuance on the effective date of the reverse stock split for the warrants.

     The foregoing is summarized in the following table.

                                                          AS OF MAY 31,    IF PROPOSAL 1 IS
                                                              2002           APPROVED(1)
                                                          -------------    ----------------
NUMBER OF SHARES OF COMMON STOCK
Authorized..............................................   150,000,000        150,000,000
Issued and outstanding..................................    87,371,444          8,737,144
Reserved for issuance(2)................................    27,045,511          2,704,551
Available for future issuance(3)........................       958,877             95,888
Par value per share.....................................  $        .01       $        .01
NUMBER OF SHARES OF PREFERRED STOCK
Authorized..............................................    10,000,000         10,000,000
Previously issued and converted.........................     9,783,210          9,783,210
Issued and outstanding:.................................          None               None
Available for issuance..................................    10,000,000         10,000,000
Par value per share.....................................  $        .01       $        .01

---------------

(1) Does not give effect to: (a) fractional shares, (b) anti-dilution adjustments to outstanding warrants if the private placement which is the subject of Proposal No. 2 is consummated, or (c) the issuance of Series J Preferred Stock and shares of common stock issuable upon conversion of the Series J Preferred Stock or exercise of warrants sold upon consummation of the private placement which is the subject of Proposal No. 2. For information on anti-dilution adjustments to outstanding warrants if the private placement that is the subject of Proposal No. 2 is consummated, see "Effect of Completion of the Financing on Outstanding Warrants" under Proposal Number 2 below.

(2) Number of shares reserved for issuance upon exercise of outstanding options and warrants.

(3) Shares reserved for future issuance upon exercise of options granted after May 31, 2002 under Starbase's option plans.

POTENTIAL ANTI-TAKEOVER EFFECT

     While the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Starbase's Board or contemplating a tender offer or other transaction for the combination of Starbase with another company), the reverse stock split proposal is not being proposed in response to any effort of which Starbase is aware to accumulate Starbase's shares of common stock or obtain control of Starbase, nor is it part of a plan by management to recommend a series of similar amendments to Starbase's Board and stockholders. Other than the reverse stock split proposal, Starbase's Board does not currently contemplate recommending the adoption of any other amendments to Starbase's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Starbase.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

     The principal reason for the reverse stock split is that the investors in the private placement discussed in Proposal 2 require that it become effective as a condition to closing the investment contemplated by the Purchase Agreement. This confirms the view of the Board of Directors that the relatively low per share market price of the Old common stock impairs the acceptability of the Old common stock to institutional investors and other members of the investing public. Theoretically the number of shares outstanding should not, by itself, affect the marketability of the Old common stock, the type of investor who acquires it, or Starbase's reputation in the financial community. In practice this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stock. Also, many leading brokerage firms are reluctant to recommend low-priced stock to their clients, and a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stock unattractive to brokers from an economic standpoint. The structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock. In addition, option and derivative instrument exchanges prohibit contracts on stocks selling for under certain prices per share.

     The low price of Starbase's stock also threatens its continued listing in the Nasdaq Stock Market ("Nasdaq"). Nasdaq requires that listed stocks, among other things, maintain a closing bid price in excess of $1.00 per share. On February 14, 2002, Starbase received notice from Nasdaq, which stated that for the last 30 consecutive trading days the price of its common stock has not been in compliance with the minimum $1.00 bid price requirement for continued inclusion on the Nasdaq National Market. Nasdaq advised that if Starbase did not comply with this requirement by May 15, 2002 the staff of The Nasdaq Stock Market, Inc. would provide Starbase with written notice of the delisting of Starbase's common stock from the Nasdaq National Market.

     Starbase transferred its common stock to the Nasdaq SmallCap Market effective on May 28, 2002. Starbase now has until August 13, 2002 to comply with the minimum $1.00 bid price requirement for continued listing on the Nasdaq SmallCap Market. Starbase may also be eligible for an additional 180-calendar day grace period provided that it meets the initial listing criteria for the SmallCap Market under Marketplace Rule 4310(c)(2)(A). In addition, Starbase may be eligible to transfer its common stock back to the Nasdaq National Market for listing if by February 10, 2003 its common stock has maintained the minimum $1.00 bid price for 30 consecutive trading days and Starbase has maintained compliance with all other continued listing requirements of the Nasdaq National Market.

     The Board of Directors has determined that the continued listing of Starbase's common stock on Nasdaq is in the best interests of Starbase's stockholders. If Starbase's common stock were delisted from Nasdaq, the Board of Directors believes that the liquidity in the trading market for the common stock would be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of the common stock.

     The proposed reverse stock split is intended to result in a higher per share market price for Starbase's common stock and thereby reduce these adverse effects on the common stock and avoid delisting from Nasdaq and possibly permit relisting on the Nasdaq National Market if, as discussed above, by February 10, 2003 Starbase's common stock has maintained the minimum $1.00 bid price for 30 consecutive trading days and Starbase has maintained compliance with all other continued listing requirements of the Nasdaq National Market.

     Although the reverse stock split is designed to result in a per share market price of the common stock equal to ten times the market price immediately preceding the reverse stock split, some investors may view the reverse stock split negatively since it reduces the number of shares available in the public market and could have an adverse effect on the liquidity of the common stock, which could result in an actual per share market price of less than ten times the market price immediately preceding the reverse stock split. In addition, other reasons such as Starbase's financial results, market conditions, the market perception of Starbase's business and other factors may adversely affect the market price of the common stock. As a result, there can be no assurances that the reverse stock split, if completed, will result in the benefits described above, or that the per share market price of the common stock will not decline in the future, which could result in future non-compliance with The Nasdaq National Market criteria.

     In addition to satisfying the minimum average closing bid price requirement, Starbase would also need to continue to satisfy all other applicable Nasdaq listing criteria. Therefore, Starbase cannot assure you that it will be successful in meeting these and other listing criteria of Nasdaq, that it will be successful in achieving the relisting of the common stock on the Nasdaq National Market or maintain the listing on the Nasdaq SmallCap Market.

     Although the reverse stock split would not, by itself, affect Starbase's assets or prospects, the reverse stock split could result in a decrease in Starbase's aggregate market capitalization due to a decrease in the market price of the common stock following the effective date. Also, if approved and implemented, the reverse stock split may result in some shareholders owning "odd lots" of less than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

ACCOUNTING MATTERS

     The reverse stock split will not affect the par value of Starbase's common stock. As a result, on the effective date of the reverse stock split, Starbase will reduce the balance of its common stock account in the equity section of its balance sheet down to 10% of its present amount, and increase the additional paid-in capital account by the same amount. Starbase will also proportionately increase the per share loss and net book value of its common stock because there will be fewer shares of common stock outstanding.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

     Commencing on the effective date of the reverse stock split, each Old common stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New common stock resulting from the reverse stock split. As soon as practicable after the effective date of the reverse stock split, Starbase will notify its stockholders that the reverse stock split has been effected. Starbase expects that its transfer agent, American Stock Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old common stock will be asked to surrender to the exchange agent certificates representing shares of Old common stock in exchange for certificates representing shares of New common stock in accordance with the procedures to be set forth in a letter of transmittal Starbase will send to its stockholders. No new certificates will be issued to any stockholder until the stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly com-pleted and executed letter of transmittal, to the exchange agent. Any shares of Old common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for shares of New common stock.

     Starbase would not issue fractional shares or scrip in connection with the reverse stock split. If a stockholder would otherwise be entitled to receive fractional shares because the stockholder holds a number of shares not evenly divisible by ten, such stockholder would instead receive cash upon surrender of the certificates as described in the paragraph above. The cash amount would equal the resulting fractional interest multiplied by the closing trading price of Starbase's common stock on the effective date of the reverse stock split (as adjusted for the reverse stock split, if the trading price has not yet given effect to the reverse split).

APPRAISAL AND DISSENTER'S RIGHTS

     Under the Delaware General Corporation Law, Starbase's stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and Starbase will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It generally applies to U.S. persons that hold this stock as a capital asset for federal income tax purposes. This discussion is for general information only and does not address all the tax consequences that may be relevant to stockholders in light of their particular tax circumstances or to stockholders who may be subject to special tax treatment (including, without limitation, stockholders who hold this stock as part of a straddle, hedge, conversion or other risk reduction transaction, persons who have a functional currency other than the U.S. dollar, foreign persons, broker-dealers, tax-exempt organizations, financial institutions, insurance companies, holders of warrants or those stockholders who acquired this stock pursuant to the exercise of compensatory stock options or otherwise as compensation). We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. Furthermore, no foreign, state or local tax consequences are discussed herein. ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT ITS, HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

     Except with respect to any cash received for fractional shares, the reverse stock split should be treated as a tax-free recapitalization for Starbase and its stockholders. The combination of shares of Old common stock into shares of New common stock should not result in recognition of gain or loss to stockholders except to the extent of cash, if any, received in lieu of fractional shares. See "-- Cash in Lieu of Fractional Shares" below. The aggregate tax basis of the New common stock held immediately after the reverse stock split should be equal to the aggregate tax basis of the Old common stock exchanged therefor, reduced by the basis allocable to any fractional shares that the stockholder is treated as having sold for cash. See "-- Cash in Lieu of Fractional Shares" below. The holding period of the New common stock should include the holding period of the Old common stock.

     No gain or loss should be recognized by Starbase as a result of the reverse stock split.

     Cash in Lieu of Fractional Shares. A holder of Old common stock who receives cash in lieu of a fractional share of New common stock generally should be treated as having received such fractional share pursuant to the reverse stock split and then as having sold it. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the Old common stock exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. Any such gain or loss should constitute long-term capital gain or loss if such Old common stock shares have been held by the holder for more than one year at the time of the reverse stock split.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of all outstanding shares of Starbase's common stock will be required for approval of the Certificate of Amendment which will effect the reverse stock split. As a result, abstentions and broker non-votes will have the same effect as negative votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors has unanimously approved the one-for-ten reverse stock split included in Proposal 1 and believes that it is fair to, and in the best interests of, Starbase and it's stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 1.

--------------------------------------------------------------------------------
                               PROPOSAL NUMBER 2

    TO APPROVE THE ISSUANCE OF STARBASE'S SECURITIES PURSUANT TO A PURCHASE
                       AGREEMENT DATED AS OF MAY 22, 2002
--------------------------------------------------------------------------------

OVERVIEW

     The effectiveness of the one-for-ten reverse stock split is a condition to the closing of the financing contemplated by the Purchase Agreement. Accordingly and although that condition may be waived by the Investors, the following discussion assumes and gives effect to the reverse one-for-ten stock split which is the subject of Proposal Number 1.

     As of May 22, 2002, Starbase entered into the Purchase Agreement (the "Purchase Agreement") with various institutional investors (the "Investors") under which Starbase agreed to issue and sell to the Investors at the closing of the financing for gross proceeds of up to $12,000,000

     - an aggregate of up to 1,200,000 shares of Starbase's Series J Preferred Stock at a per share purchase price of $10.00, and

     - five year warrants to purchase an aggregate of up to 2,400,000 shares of Starbase's common stock at a per share exercise price of $2.50.

The Series J Preferred Stock will automatically convert into Starbase's common stock at a price per share of common stock equal to the volume weighted average price of the common stock during the ten trading days beginning five trading days after Starbase's common stock begins trading on a post- one-for-ten reverse stock split basis (the "Conversion Price Determination Period"); provided, however, that the conversion price will be no lower than $2.00 per share and no higher than $2.50 per share. Thus, for example,

     - if the volume-weighted average price of Starbase's common stock for the Conversion Price Determination Period is $2.00 or less, the conversion price of the Series J Preferred Stock will be $2.00,

     - if the volume-weighted average price of Starbase's common stock for the Conversion Price Determination Period is $2.50 or more, the conversion price of the Series J Preferred Stock will be $2.50 and

     - if the volume-weighted average price of Starbase's common stock for the Conversion Price Determination Period is $2.25 or $2.40 or any other amount between $2.00 and $2.50, the conversion price of the Series J Preferred Stock will be $2.25, $2.40 or the other amount between $2.00 and $2.50, as the case may be.

Accordingly, the actual number of shares of common stock that Starbase will issue upon conversion of the Series J Preferred Stock will depend upon value of the volume-weighted average price of Starbase's common stock for the Conversion Price Determination Period. However, as a consequence of the conversion price having a "ceiling" of $2.50 and a "floor" of $2.00,

     - the minimum number of shares of common stock that Starbase will issue upon conversion of 1,200,000 Series J Preferred Stock will be 4,800,000, and

     - the maximum number of shares of common stock that Starbase will issue upon conversion of 1,200,000 Series J Preferred Stock will be 6,000,000.

     For their services as placement agents in connection with this financing, Starbase has agreed to pay an aggregate of up to $607,500 (equal to approximately 5% of the gross proceeds from the financing) upon the closing the financing to be divided among Shoreline Pacific, LLC, RTX Securities Corp. Intercoastal Financial Services Corp. and Institutional Development, Inc. In addition, Starbase agreed to issue to these placement agents upon the closing the financing to be divided among them, two sets of four-year warrants to purchase Starbase's common stock. The first set of warrants will permit the placement agents to purchase up to approximately five percent of the number of shares of Starbase common stock issuable upon conversion of the Series J Preferred Stock issued to the Investors at a per share exercise price equal to the conversion price of the Series J Preferred Stock. The actual number of shares of common stock that will be issuable upon exercise of these warrants will depend on the conversion price of the Series J Preferred Stock and will range between up to 240,500 shares if the conversion price is $2.50 per share and up to 300,625 shares if the conversion price is $2.00 per share. The second set of warrants will permit the placement agents to purchase up to an aggregate of 116,500 shares, which is equal to approximately five percent of the number of shares of Starbase common stock issuable upon exercise of the warrants issued to the Investors at a per share exercise price of $2.50, which is equal to the exercise price of the Investors' warrants.

     Based on the Investors' commitments in the Purchase Agreement and Starbase's obligations to the placements agents, the following table summarizes the number of shares of common stock issuable by Starbase upon completion of the financing, assuming first a conversion price of the Series J Preferred Stock of $2.50 per share ("Minimum") and then a conversion price of $2.00 per share ("Maximum"). The table also reflects the beneficial ownership of Starbase's common shares by the recipients of the securities in the financing before the financing and upon completion of the financing assuming conversion prices of the Series J Preferred Stock of $2.50 per share ("Minimum") and $2.00 per share ("Maximum").

                                                         NO. SHS.      TOTAL NO. SHS. COMMON
                                                          COMMON        STOCK ISSUABLE UPON
                                                          STOCK        CONVERSION OF SERIES J
                             NO. SHS. COMMON STOCK       ISSUABLE      PREFERRED AND EXERCISE
                            ISSUABLE UPON CONVERSION       UPON       OF INVESTORS' OR PLACE-
                             OF SERIES J PREFERRED       EXERCISE      MENT AGENTS' WARRANTS
                            ------------------------   OF INVESTORS   ------------------------
                             MINIMUM       MAXIMUM       WARRANTS      MINIMUM       MAXIMUM
                            ----------    ----------   ------------   ----------    ----------
NAME OF INVESTOR FUNDS
Special Situation Funds...  2,000,000     2,500,000     1,000,000     3,000,000     3,500,000
Prism Partners Funds......    500,000       625,000       250,000       750,000       875,000
MicroCapital Funds........    400,000       500,000       200,000       600,000       700,000
SF Capital Partners.......    400,000       500,000       200,000       600,000       700,000
Schottenfeld Qualified
  Assoc...................    100,000       125,000        50,000       150,000       175,000
ComVest Funds.............  1,000,000     1,250,000       500,000     1,500,000     1,750,000
Victorville Investments...    400,000       500,000       200,000       600,000       700,000
                            ---------     ---------     ---------     ---------     ---------
Investors as group........  4,800,000     6,000,000     2,400,000     7,200,000     8,400,000
                            ---------     ---------     ---------     ---------     ---------

NAME OF PLACEMENT AGENT
Shoreline Pacific, LLC....         --            --            --       153,000       178,500
RTX Securities Corp. .....         --            --            --       153,000       178,500
Intercoastal Fin. Serv.
  Corp. ..................         --            --            --        36,000        42,000
Commonwealth Associates...         --            --            --            --            --
Institutional
  Development.............         --            --            --        18,750        21,875
                            ---------     ---------     ---------     ---------     ---------
Placement agents as
  group...................         --            --            --       360,750       420,875
                            ---------     ---------     ---------     ---------     ---------
Investors and placement
  agents as group.........  4,800,000     6,000,000     2,400,000     7,560,750     8,820,875
                            =========     =========     =========     =========     =========


                            PERCENTAGE OWNERSHIP(1) OF STARBASE
                            ------------------------------------
                                            AFTER FINANCING(2)
                              BEFORE      ----------------------
                             FINANCING     MINIMUM      MAXIMUM
                            -----------   ---------    ---------
NAME OF INVESTOR FUNDS
Special Situation Funds...       --          25.6         28.6
Prism Partners Funds......       --           7.9          9.1
MicroCapital Funds........       --           6.4          7.4
SF Capital Partners.......      0.7(3)        7.1          8.0
Schottenfeld Qualified
  Assoc...................       --           1.7          2.0
ComVest Funds.............       --          14.7         16.7
Victorville Investments...       --           6.4          7.4
Investors as group........      0.7(3)       45.4         49.2
NAME OF PLACEMENT AGENT
Shoreline Pacific, LLC....       --           1.7          2.0
RTX Securities Corp. .....       --           1.7          2.0
Intercoastal Fin. Serv.
  Corp. ..................      0.3(4)        0.7          0.8
Commonwealth Associates...       --            --           --
Institutional
  Development.............      0.1(5)        0.3          0.3
Placement agents as
  group...................      0.3(6)        4.3          4.9
Investors and placement
  agents as group.........      1.1(7)       46.7         50.5

---------------
(1) Percentage ownership is based on 8,737,144 shares of Starbase outstanding as adjusted for the reverse one-for-ten stock split. Shares of common stock that an Investor, placement agent or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such Investor, placement agent or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other Investor, placement agent or group shown in the table.

(2) Assumes no change in beneficial ownership after May 31, 2002 except as a result of completion of the financing.

(3) Consists of warrants to purchase 64,220 shares that are exercisable within 60 days after May 31, 2002.

(4) Consists of warrants to purchase 25,252 shares that are exercisable within 60 days after May 31, 2002.

(5) Consists of warrants to purchase 4,500 shares that are exercisable within 60 days after May 31, 2002.

(6) Consists of warrants to purchase 29,752 shares that are exercisable within 60 days after May 31, 2002.

(7) Consists of warrants to purchase 93,972 shares that are exercisable within 60 days after May 31, 2002.

     Upon completion of the financing, the percentage ownership of Starbase held by Starbase's stockholders immediately prior to the closing of the financing will be reduced between 35.5% and 50.2% depending on the number of shares of common stock issuable upon conversion of the Series J Preferred Stock issued to the Investors in the financing and the number of warrants exercised by Investors and the placement agents, to

     - 64.5% if 4,800,000 shares were issued upon conversion of the Series J Preferred Stock, and 53.6% if, in addition, pro forma effect were given to the immediate exercise of the warrants issued to the Investors and placement agents in the financing; and

     - 59.3% if 6,000,000 shares were issuable upon conversion of the Series J Preferred Stock, and 49.8% if, in addition, pro forma effect were given to the immediate exercise of the warrants issued to the Investors and placement agents in the financing.

EFFECT OF COMPLETION OF THE FINANCING ON OUTSTANDING WARRANTS

     Giving effect to the one-for-ten reverse stock split as of May 31, 2002, Starbase would have had at that date outstanding warrants to purchase an aggregate of 383,698 shares of its common stock. Certain of these outstanding warrants contain anti-dilution provisions that will result in a reduction in the exercise price, and an increase in the number of shares of Starbase's common stock issuable upon exercise, of these outstanding warrants whenever Starbase

     - sells its common stock at a price less than the then current exercise price of these outstanding warrants, or

     - issues options, warrants or convertible securities with an exercise price or conversion price per share less than the then current exercise price of these outstanding warrants.

     The financing to be completed pursuant to the Purchase Agreement involves the issuance convertible securities (the Series J Preferred Stock) and warrants to Investors and the placement agents having a conversion price and exercise prices per share, respectively, less than the then current exercise price of certain of Starbase's outstanding warrants. Thus the closing of the financing will trigger the operation of the anti-dilution provisions of these outstanding warrants. Based on the Investors' commitments in the Purchase Agreement and Starbase's obligations to the placements agents, the following table reflects the number of shares of common stock issuable by Starbase as result of the operation of the anti-dilution provisions applicable to Starbase's warrants outstanding at May 31, 2002 upon completion of the financing, assuming first a conversion price of the Series J Preferred Stock of $2.50 per share ("Minimum") and then a conversion price of $2.00 per share ("Maximum").

           NO. SHARES OF COMMON STOCK UNDERLYING WARRANTS OUTSTANDING
                               AT MAY 31, 2002(1)

          UPON CLOSING OF FINANCING
          -------------------------
ACTUAL      MINIMUM       MAXIMUM
-------   -----------   -----------
383,698     523,102       567,018

---------------
(1) Gives effect to reverse one-for-ten stock split assuming none of the outstanding warrants are exercised prior to the closing of the financing.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENT

     Starbase's common stock is listed on The Nasdaq Stock Market. The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. This requirement is set forth in Nasdaq Marketplace Rule 4350(i)(1)(D). In addition, stockholder approval is required under Nasdaq Marketplace Rule 4350(i)(1)(B) in connection with the issuance of securities that could result in a change of control of an issuer.

     Because the financing described in this Proposal 2 involves the potential issuance by Starbase of securities convertible into, and exercisable for, shares of common stock that would represent more than 20% of the currently outstanding common stock at below the greater of book or market value of the common stock, and because it could also potentially result in issuances resulting in a change of control for Nasdaq purposes, stockholder approval of the financing is required to maintain Starbase's listing on the Nasdaq Stock Market.

REASONS FOR THE FINANCING

     The principal reasons for seeking additional financing are to strengthen Starbase's balance sheet and to assure Starbase's customers and potential customers that Starbase has sufficient financial resources to successfully complete the projects that it is are competing for, which are generally complex and relatively long-term. Starbase believes that obtaining additional capital is critical to its ability to continue to execute on its business plan during uncertain or difficult economic conditions and to sustain the confidence of its customers, business partners and employees. Starbase also believes that a sale of its securities in the public markets at the current market price of its common stock is not likely to be achievable, given current conditions in the market for public company issuances, particularly for companies in its industry. The board of directors and management of Starbase considered a number of financing alternatives prior to entering into the Purchase Agreement for the private placement. Starbase believes that the best option for additional financing is to complete the financing contemplated by the Purchase Agreement.

SUMMARY OF TERMS OF SECURITIES ISSUABLE IN THE FINANCING

     Series J Preferred Stock

     At the closing, which is expected to occur shortly after the special meeting if stockholders approve the financing, Starbase will issue to the Investors up to 1,200,000 shares of its Series J Convertible Preferred Stock at $10.00 per share resulting in gross proceeds to Starbase of up to $12,000,000.

     The Series J Convertible Preferred Stock is convertible into common stock at any time at the option of Investors at a conversion price of $2.50 per share. At the end of the Conversion Price Determination Period, which is expected to occur within the first 30 days following the closing of the financing, the Series J Preferred Stock will automatically convert into Starbase's common stock at a price per share of common stock equal to the volume weighted average price of the common stock during the Conversion Price Determination Period; provided, however, that the conversion price will be no lower than $2.00 per share and no higher than $2.50 per share. Thus, depending on the volume weighted average price of the common stock during the Conversion Price Determination Period, very shortly after the closing of the financing the Series J Preferred Stock will convert into between up to 4,800,000 shares and 6,000,000 shares of Starbase's common stock.

     During the relatively brief period that the Series J Preferred Stock will be outstanding:

     - The Investors holding Series J Preferred Stock will be entitled to such dividends as may be declared paid from time to time as determined by Starbase's Board of Directors out of funds legally available therefor and Starbase may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends payable solely in shares of common stock), unless the holders of Series J Preferred Stock first or simultaneously receive, a dividend or distribution on each outstanding share of Series J Preferred Stock equal to the product of (i) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (ii) the number of shares of common stock into which such share of Series J Preferred Stock is then convertible;

     - In the event of a liquidation of Starbase (which includes a consolidation or merger of Starbase into or with any other entity or entities, or the sale or transfer by Starbase of all or substantially all of its assets), the holders of the Series J Convertible Preferred Stock will entitled to a liquidation preference equal to $10.00 per share (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination other than the reverse one-for-ten stock split, which will have occurred prior to the time the Series J Preferred Stock will be issued), stock subdivision or like occurrences affecting the Series J Preferred Stock);

     - The conversion price of the Series J Preferred may be adjusted if:

        - Starbase issues shares of its common stock as a dividend or distribution on any class of its capital stock;

        - there is a combination, subdivision or any other pro rata adjustment in the number of shares of common stock Starbase outstanding or a reclassification of Starbase's common stock (other than the reverse one-for-ten stock split, which will have occurred prior to the time the Series J Preferred Stock will be issued); or

        - Starbase sells its common stock at a price less than the then current conversion price or issue options, warrants or convertible securities with an exercise price or conversion price per share less than the then current conversion price, except for

           - capital stock, options, or convertible securities issued to directors, officers, employees or consultants of Starbase in connection with their service as directors of Starbase, their employment by Starbase or their retention as consultants by Starbase pursuant to an equity compensation program approved by the Board of Directors of Starbase or the compensation committee of the Board of Directors of Starbase,

           - shares of common stock issued upon the conversion or exercise of options or convertible securities issued prior to the date the Purchase Agreement was signed,

           - securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities,

           - shares of common stock issued or issuable by reason of a dividend, stock split or other distribution on shares of common stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions discussed above,

           - capital stock, options or convertible securities issued to the lender in any financing with no equity or equity-linked securities made to Starbase by a financial institution engaged in the business of lending money such as a bank, trust company, insurance company or other institutional lender,

        - capital stock, options or convertible securities issued as consideration in (i) a merger, consolidation or acquisition of assets,
          (ii) a strategic partnership, collaboration or joint venture (the primary purpose of which is not to raise capital), or (iii) an acquisition of a business or line of business,

        - capital stock, options or convertible securities issuable to the placement agents for their services in the financing, and

        - securities issued or issuable as a dividend or distribution on the outstanding Series J Preferred Stock;

     - The holders of Series J Preferred Stock will not have the right to vote on any matter to be voted on by the stockholders of Starbase (including any election or removal of the directors of Starbase) except as may be required law or as specifically provided in the Certificate of Designations establishing the rights, preferences and privileges of the Series J Preferred Stock; and

     - Starbase may not, with out the prior consent of the holders of a majority of the Series J Convertible Preferred voting together as a class, take certain actions which would affect the Series J Convertible Preferred Stock, including

      - authorizing an increase in the number of shares of Series J Preferred Stock or the creating a class or series of preferred stock that is senior to or on a parity with the Series J Convertible Preferred Stock;

      - Taking any action which would adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; and

      - Making any distribution to stockholders other than permitted dividends or repurchase or redeem any shares of Starbase's capital stock (except for shares of common stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by Starbase board of directors).

     Warrants

     Each share of Series J Convertible Preferred Stock will be accompanied by a two warrants, each warrant entitling the holder to purchase one share of Starbase's common stock. Accordingly, in addition to up to 1,200,000 shares Series J Convertible Preferred Stock, Starbase will issue to the Investor's pro rata up to 2,400,000 warrants to purchase up to 2,400,000 shares of its common stock. The warrants expire five years from the closing of the transaction contemplated by the Purchase Agreement and will be exercisable at an exercise price of $2.50 per share. The exercise price will be adjusted in the event:

     - Starbase issues shares of its common stock as a dividend or distribution on any class of its capital stock;

     - there is a combination, subdivision or any other pro rata adjustment in the number of shares of common stock Starbase outstanding or a reclassification of Starbase's common stock (other than the reverse one-for-ten stock split, which will have occurred prior to the time the warrants will be issued); or

     - Starbase's sells its common stock at a price less than the then current exercise price or issues options, warrants or convertible securities with an exercise price or conversion price per share less than the then current exercise price of the warrants, except for the same securities issuances discussed above that are excluded from causing the conversion price of the Series J Conversion Price from being adjusted.

     Registration

     Starbase has agreed to register at its expense the common stock issuable upon conversion of the Series J Convertible Preferred Stock and exercise of the warrants by filing a registration statement with the Securities and Exchange Commission within 30 days of the closing of the financing contemplated by the Purchase Agreement and to have the registration statement declared effective by the Securities and Exchange Commission within 90 days of that closing date. Starbase has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold under Rule 144(k) of the Securities Act of 1933. In the event Starbase fails to file the registration statement within 30 days of the closing of the financing contemplated by the Purchase Agreement or the registration statement is not declared effective within 90 days of that closing date, Starbase has agreed to pay the Investors liquidated damages equal to 1.5% of its total investment for each 30 day period (or portion thereof) for which Starbase is late. Starbase has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of one counsel to the Investors, the fees of which shall not exceed $2,500 unless the SEC comments on a Registration Statement, and the Investors' reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

SUMMARY OF PURCHASE AGREEMENT

     General

     Effective on May 22, 2002, Starbase entered into the Purchase Agreement with the Investors pursuant to which Starbase agreed to sell for up to $12,000,000, and the Investors agreed to purchase, up to 1,200,000 shares of Starbase's Series J Convertible Preferred Stock and 2,400,000 warrants, each warrant exercisable for $2.50 to purchase one share of its common stock. At closing of the financing, Starbase will enter into an Registration Rights Agreement that will provide registration rights with respect to the shares of common stock issuable upon conversion of the Series J convertible preferred stock and exercise of the warrants issued in the financing. The discussion appearing above with regard to the terms of the Series J Preferred Stock, the warrants and Starbase's agreement to register the shares of common stock underlying the Series J Preferred Stock and warrants, and the following discussion of the Purchase Agreement, and the transactions contemplated thereby, provide only a summary. For a more complete understanding of these agreements, Starbase urges stockholders to read Starbase's Form 8-K filed with the SEC on June 4, 2002, including the Purchase Agreement, form of Certificate of Designations relative to the Series J Convertible Preferred Stock, the Registration Rights Agreement and form of warrants which are filed as exhibits thereto.

     Representations and Warranties

     The Purchase Agreement contains representations and warranties by Starbase relating to, among other things, its capitalization and due authorization, the issuance and sale of the Series J Convertible Preferred Stock and warrants, Starbase's SEC filings and financial statements, the lack of material adverse changes and material breaches, defaults or violations in Starbase's charter documents, statutes, court or governmental orders or material contracts resulting from Starbase's signing or completion of the financing, and Starbase's tax matters, intellectual property, litigation and insurance coverage. The Purchase Agreement also contains representations and warranties by the Investors relating to, among other things, their status as accredited investors and investment intent and their not having sold any shares of Starbase's common stock short or otherwise for a period of time prior to signing the Purchase Agreement.

     Conditions to Closing

     The closing of the financing is conditioned on the satisfaction or waiver of various conditions, among others:

     - the continued accuracy of the representations and warranties included in the Purchase Agreement as of closing;

     - each party's compliance with its covenants and agreements in the share purchase agreement prior to closing;

     - approval of the issuance and sale of the Series J Convertible Preferred Stock and warrants by Starbase's stockholders;

     - the effectiveness of the one-for-ten reverse stock split.

     - the absence of (1) any law or order prohibiting the transactions contemplated by the Purchase Agreement and (2) any claim, action or proceeding seeking to challenge the transactions contemplated by the Purchase Agreement;

     - absence of regulatory constraints; and

     - delivery of customary closing documents and a legal opinion from our counsel.

     Restriction on Trading by Investors

     In the Purchase Agreement, the Investors have agreed that from May 22, 2002 until the earlier of (i) the termination of the Purchase Agreement or (ii) 15 days after the end of the Conversion Determination Period applicable to the Series J Preferred Stock, none of them nor any of its affiliates will purchase or sell, including any short sale whether or not against the box, or agree to purchase or sell any shares of Starbase's common stock or grant any right (including any put or call option) with respect to Starbase's common stock or with respect to any security that includes, relates to or derived any significant part of its value from Starbase's common stock.

     Fees and Expenses

     Starbase and Investors have agreed to pay their own costs and expenses in connection with financing, except that the Starbase has agreed to pay the reasonable fees and expenses of counsel to the Investors in connection with the documentation and negotiation of the documents relating to the financing and the review of this proxy statement, but not in excess of $30,000. In the event that legal proceedings are commenced by any party to the Purchase Agreement against another party to the Purchase Agreement or the other documents relating to the financing, the party or parties which do not prevail in such proceedings have to severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

     Termination

     The Purchase Agreement may be terminated prior to the closing of the financing for among other reasons:

     - pursuant to the mutual consent of Starbase and the Investors purchasing a majority of the securities under the Purchase Agreement;

     - by Investors purchasing a majority of the securities under the Purchase Agreement or Starbase if the closing of the financing is not completed by September 30, 2002;

     - by the Investor's purchasing a majority of the securities under the Purchase Agreement if Starbase's stockholders fail to approve the issuance of the Series J Convertible Preferred Stock and warrants under the Purchase Agreement;

REQUIRED VOTE

     Approval of the issuance of the securities described in this Proposal 2 requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the meeting. Abstentions will have same effect as votes against the proposal and broker non-votes will have no effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors has approved the matters included in Proposal 2 and believes that they are fair to, and in the best interests of, Starbase and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals for the 2002 Annual Meeting of Stockholders must have been received in writing by the Secretary of the Company at the company's executive offices by April 30, 2002 in order to be considered for inclusion in the proxy materials.

                                          By order of the Board of Directors,

                                          -s- James A. Harrer
                                          James A. Harrer,
                                          President and Chief Executive Officer

Santa Ana, California
June 20, 2002

                                   IMPORTANT

TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY OR ASSISTANT SECRETARY, BY GIVING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                                                      APPENDIX A

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              STARBASE CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, James A. Harrer, President and Chief Executive Officer of Starbase Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,

        FIRST: That the name of the Corporation is STARBASE CORPORATION (hereinafter the "Corporation");

        SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

        "ARTICLE 4 - AUTHORIZED CAPITAL:

                      The Corporation is authorized to issue two classes of shares designated Common Stock and Preferred Stock, respectively. The number of shares of Common Stock authorized to be issued is 150,000,000, with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 10,000,000, with a par value of $.01 per share. Shares of Common Stock or Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board of Directors of the Corporation is hereby authorized to determine the number of series into which the Preferred Stock may be divided and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock, to fix the designation and number of shares constituting any series prior to the issue of shares of that series and to increase or decrease within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. Effective upon the filing of this Certificate of Amendment of the Certificate of Incorporation, each ten outstanding shares of Common Stock of the Corporation shall be combined into one share of Common Stock of the

                      Corporation. No fractional shares shall be issued upon the reverse stock split, and the number of shares of stock to be issued to each stockholder shall be rounded down to the nearest whole number and any remaining fractional share shall be paid out in cash."

        THIRD: That said amendment was duly adopted, in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

        IN WITNESS WHEREOF, said Board of Directors of Starbase Corporation have caused this Certificate to be signed by its Chief Executive Officer and President, James A. Harrer, and attested by Douglas S. Norman, its Chief Financial Officer, this __ day of ___________, 2002.

                                        STARBASE CORPORATION


                                        By:_______________________
                                           James A. Harrer
                                           Chief Executive Officer and
                                           President

Attest:

By:___________________
   Douglas S. Norman
   Chief Financial Officer

                              STARBASE CORPORATION

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 29, 2002

            THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS.

The undersigned, having received notice of the Special Meeting of Stockholders and the Proxy Statement of the Board of Directors furnished therewith, hereby appoints James Harrer and Donald Farrow and each of them, attorneys of the undersigned (each with the power to appoint a substitute) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Starbase Corporation (the "Company") to be held July 29, 2002, at 10:00 a.m., local time, at the Marriot Newport Beach Hotel & Tennis Club, 900 Newport Center Drive, Newport Beach, California 92660 and any adjournment or adjournments thereof, and there to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect to all shares of the common stock of the Company upon or in respect of which the undersigned would be entitled to vote or act, and with all power the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows.

1. To authorize and approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of all shares of the Company's common stock pursuant to which 10 shares of the Company's common stock would be combined into one share of its common stock.

              FOR [ ]       AGAINST [ ]          ABSTAIN [ ]



2. To approve the issuance of the Company's securities pursuant to a Purchase Agreement dated May 22, 2002.

              FOR [ ]       AGAINST [ ]          ABSTAIN [ ]


                               (continued and to be signed on the reverse side)

(continued from other side)


[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.

                                        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                                        The undersigned hereby confer(s) upon
                                        said attorney Proxy discretionary
                                        authority to vote upon any other matters of proposals not known at the time of solicitation of this Proxy, which may properly come before the meeting.

                                        Attendance of the undersigned at said
                                        meeting or at any adjournment or
                                        adjournments thereof will not be deemed
                                        to revoke this Proxy unless the
                                        undersigned shall affirmatively indicate thereat that it his intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned in imprint below, this Proxy is signed by the undersigned in that capacity.

                                        Signature(s)
                                                     --------------------------


                                        Date
                                              ----------------------------------

                                        IMPORTANT: In signing this Proxy, please write names exactly as appearing on imprint. For stock held jointly, each joint owner should personally sign. For stock held by Company, please affix corporate seal.